Exhibit 99.1

FOR IMMEDIATE RELEASE

BIOSPHERE MEDICAL ANNOUNCES DEPARTURE OF CHIEF OPERATING OFFICER

ROCKLAND, MA — June 21, 2007 — BioSphere Medical, Inc. (NASDAQ: BSMD), a medical device company that has pioneered the use of bioengineered microspheres to treat uterine fibroids, hypervascularized tumors and vascular malformations, announced today that Gary M. Saxton has resigned as Executive Vice President and Chief Operating Officer, effective July 30, 2007.  Mr. Saxton has accepted a position as President and Chief Executive Officer of FlowMedica, Inc., a privately held, commercial-stage medical device company located in Fremont, California.

Between now and the end of July, the Company and Mr. Saxton plan to continue to execute on BioSphere’s business plans, while at the same time seeking to provide a smooth transition of Mr. Saxton’s responsibilities to Richard Faleschini, President and Chief Executive Officer of BioSphere Medical.

Mr. Faleschini stated, “On behalf of BioSphere and its Board of Directors, I want to thank Gary for his many contributions to the Company, and for his tireless efforts on our behalf over the last 32 months.  All of us at the Company can be pleased that we are on a more solid footing now as a result of our accomplishments over the past two and a half years, and about which we’ve reported throughout that period.  We believe that as we build upon these past achievements, we are well positioned to continue to grow our business in the future.  We wish Gary similar success at FlowMedica.”

About BioSphere Medical, Inc.

BioSphere Medical, Inc., a medical device company based in Rockland, Massachusetts, has pioneered and is commercializing minimally invasive diagnostic and therapeutic products based on its proprietary bioengineered microsphere technology.  The Company’s core technologies, patented bioengineered polymers and manufacturing methods, are used to produce microscopic spherical materials with unique beneficial properties, which the Company believes have the potential for use in a variety of medical applications.  BioSphere’s principal focus is the application of its Embosphere® Microsphere product for the treatment of symptomatic uterine fibroids using a procedure called uterine fibroid embolization, or UFE.  The Company’s products have continued to gain acceptance in this emerging procedure as well as in a number of other new and established medical treatments.

Cautionary Statement: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s expectations that Mr. Saxton will continue to execute on the Company’s business plans and facilitate a smooth transition of duties prior to his resignation date and the Company’s belief that it is well positioned for future growth. The Company uses words such as “plans,” “seeks,” “projects,” “believes,” “may,” “anticipates,” “estimates,” “should,” “intend,” and similar expressions to identify these forward-looking statements. These statements are subject to risks and uncertainties and are based upon the Company’s beliefs and assumptions. There are a number of important factors that may affect the Company’s actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the Company’s control and are difficult to predict. These important factors include, without limitation, risks relating to:

    —  the failure of the Company to achieve or maintain necessary regulatory approvals, either in the United States or internationally, with respect to the manufacture and sale of its products and product candidates;

    —  the failure of the Company to successfully develop, commercialize and achieve widespread market acceptance of its products, including, without limitation, widespread market acceptance of its lead product, Embosphere Microspheres, for the treatment of UFE and its recently launched QuadraSphere™ Microspheres;

    —  the Company’s ability to obtain and maintain patent and other proprietary protection for its products and product candidates;

    —  the absence of, or delays and cancellations of, product orders;

    —  delays, difficulties or unanticipated costs in the introduction of new products;

    —  competitive pressures;

    —  the inability of the Company to raise additional funds in the near term to finance the development, marketing, and sales of its products;

    —  general economic and market conditions; and

    —  the risk factors described in the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, as filed by the Company with the Securities and Exchange Commission, and described in other filings made by the Company from time to time with the Securities and Exchange Commission.

In addition, the forward-looking statements included in this press release represent the Company’s estimates as of the date of this release. The Company anticipates that subsequent events and developments may cause its forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances after the date of this press release.

For a discussion of important risks and uncertainties which could cause actual results to differ from those contained in such forward-looking statements, see “Risk Factors” in BioSphere’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, as filed by the Company with the Securities and Exchange Commission, and described in other filings made by the Company from time to time with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of this press release and the Company disclaims any obligation to update these forward-looking statements as a result of changed events, circumstances or otherwise.

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CONTACT:	OR-	INVESTOR RELATIONS CONTACT:
BioSphere Medical, Inc.		The Equity Group Inc.
Martin Joyce		Devin Sullivan
Chief Financial Officer		Senior Vice President
(781) 681-7925		(212) 836-9608